Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com

FOR RELEASE: Thursday, October 23, 2014

AMERICAN AIRLINES GROUP REPORTS

RECORD THIRD QUARTER PROFIT

FORT WORTH, Texas – American Airlines Group Inc. (NASDAQ: AAL) today reported its third quarter 2014 results.

•	Third quarter 2014 net profit, excluding net special charges, was a record $1.2 billion, up 59 percent versus the third quarter 2013

•	Third quarter 2014 GAAP net profit was $942 million, a record for any quarter in the history of American Airlines

•	Returned $185 million to shareholders through the payment of $72 million in quarterly dividends and the repurchase of $113 million of common stock through the Company’s stock repurchase program

•	Declared a dividend of $0.10 per share to be paid on November 17, 2014 to shareholders of record as of November 3, 2014

For the third quarter 2014, American Airlines Group reported a record GAAP net profit of $942 million. This compares to a GAAP net profit of $289 million in the third quarter 2013 for AMR Corporation prior to the merger.

The Company believes it is more meaningful to compare year-over-year results for American Airlines and US Airways excluding special charges and on a combined basis, which is a non-GAAP formulation that combines the results for AMR Corporation and US Airways Group. On this basis, third quarter 2014 net profit excluding net special charges was a record $1.2 billion, or $1.66 per diluted share. This represents a 59 percent improvement over the combined non-GAAP net profit of $771 million excluding net special charges for the same period in 2013. The Company’s third quarter 2014 pretax margin excluding net special charges was 11 percent. See the accompanying notes in the Financial Tables section of this press release for further explanation of this presentation, including a reconciliation of GAAP to non-GAAP financial information.

“We are very pleased to have reported a record profit for each quarter so far in 2014,” said Chairman and CEO Doug Parker. “We anticipate we will also post a record profit for both the fourth quarter and full year 2014. This performance reflects the strength of our merger and the commitment of our team. Our over 100,000 team members are doing an excellent job of integrating our airlines and providing outstanding service to our customers. While some of the

American Airlines Group Reports Third Quarter Results

October 23, 2014

biggest tasks in our integration still lie before us, the significant accomplishments to date reinforce our confidence that we are well on our way to restoring American as the world’s greatest airline. Thanks to our team, American is in excellent position for success in 2015 and beyond.”

Revenue and Cost Comparisons

Total revenues in the third quarter were a record $11.1 billion, an increase of 4.4 percent versus the third quarter 2013 on a combined basis, on a 2.0 percent increase in total available seat miles (ASMs). Consolidated passenger revenue per ASM (PRASM) was a record at 14.12 cents, up 1.0 percent versus the third quarter 2013 on a combined basis, driven by a record yield of 16.93 cents, up 2.6 percent year-over-year.

Total operating expenses in the third quarter were $9.9 billion, an increase of 3.5 percent over combined third quarter 2013. Third quarter mainline cost per available seat mile (CASM) was 13.28 cents, up 1.3 percent on a 2.1 percent increase in mainline ASMs versus combined third quarter 2013. Excluding special charges and fuel, mainline CASM was up 0.7 percent compared to the combined third quarter 2013, at 8.35 cents. Regional CASM excluding special charges and fuel was 15.52 cents, up 3.7 percent on a 1.0 percent increase in regional ASMs versus combined third quarter 2013.

Liquidity and Financing Transactions

At September 30, 2014, American had approximately $8.8 billion in total cash and short-term investments, of which $875 million was restricted. The Company also had an undrawn revolving credit facility of $1.0 billion.

During the third quarter, the Company Issued $957 million principal amount of 2014-1 Enhanced Equipment Trust Certificates (EETC) at a blended interest rate of 3.8 percent and issued $750 million principal amount of 5.5 percent senior unsecured notes due in 2019.

Also in the third quarter, the Company returned $185 million to its shareholders through the payment of $72 million in quarterly dividends and the repurchase of $113 million of common stock, or 2.9 million shares. The Company also purchased approximately 432,000 shares from its Disputed Claims Reserve at the prevailing market price to satisfy certain tax obligations resulting from the July 1, 2014, distribution.

As of September 30, 2014, $721 million of the Company’s unrestricted cash balance was held in Venezuelan bolivars, valued at the weighted average applicable exchange rate of 6.41 bolivars to the dollar. The Company’s cash balance held in Venezuelan bolivars decreased $70 million from the June 30, 2014, balance of $791 million, due primarily to $48 million in repatriations in the third quarter of 2014 ($31 million valued at 6.3 bolivars to the dollar and $17 million valued at 10.6 bolivars to the dollar). This balance also reflects the Company’s significant reduction in capacity in this market, pending further repatriation of funds and due to a decrease in demand for air travel resulting from the effective devaluation of the bolivar. The Company continues to

American Airlines Group Reports Third Quarter Results

October 23, 2014

work with Venezuelan authorities regarding the timing and exchange rate applicable to the repatriation of funds held in local currency. The Company is monitoring this situation closely and continues to evaluate its holdings of Venezuelan bolivars for potential impairment.

In early October, the Company arranged a new credit facility consisting of a fully-drawn $750 million term loan that matures in October 2021 and an undrawn $400 million revolving credit facility that matures in October 2019. Collateral for the new credit facility consists of certain slots, gates and route authorities. Also in early October, the Company increased its existing $1 billion revolving credit facility by $400 million and extended its maturity date from June 2018 to October 2019. As a result of these transactions, the Company’s undrawn revolving credit facility is now $1.8 billion.

On October 22, the Company’s Board of Directors declared a dividend of $0.10 per share for shareholders of record as of November 3, 2014. The dividend will be paid on November 17, 2014.

Notable Third Quarter Accomplishments

Merger Integration Developments

•	Reached a tentative agreement with the Association of Professional Flight Attendants on a joint collective bargaining agreement covering more than 24,000 flight attendants at American and US Airways. This agreement is pending ratification by the flight attendants

•	Recalibrated the schedule at our Miami hub to increase the number of available connections and optimize revenue

•	Combined operations at 82 airports since the merger, including the Company’s hub at Chicago O’Hare

•	Broke ground on our new state of the art Robert W. Baker Integrated Operations Center in Fort Worth, with completion planned for the third quarter of 2015

•	American flight attendants began exclusively using an electronic flight attendant manual on a handheld tablet, making the documents easier to access for flight attendants and reducing weight on each aircraft. US Airways flight attendants will begin using eManuals after the two carriers achieve a single operating certificate next year

•	Rebranded nine Admirals Club® lounges at eight airports, including Ronald Reagan Washington National Airport, Boston Logan Airport, Pittsburgh International Airport, and Tampa International Airport

American Airlines Group Reports Third Quarter Results

October 23, 2014

Fleet and Network Developments

•	As part of its plan to modernize its fleet, the Company took delivery of 22 new mainline aircraft during the third quarter

•	US Airways became fully integrated in the trans-Atlantic joint business by launching a codeshare agreement with Finnair, providing customers increased access to Helsinki and beyond

•	Applied for new international service between Dallas/Fort Worth and Beijing. This will be the Company’s 11th route between the U.S. and Asia

Other Developments

•	Partnered with the Honor Flight Network and donated a flight, with volunteer flight crews, to bring 114 Vietnam veterans from the Oshkosh Air Show to Washington, D.C., to see the Vietnam Veterans Memorial, Arlington National Cemetery, and the National Museum of American History

•	Partnered with The Something mAAgic Foundation for the 19th annual mAAgic flight, bringing 36 children with life-threatening medical conditions and their families to Orlando, Fla. for a special weeklong vacation

Special Items

In the third quarter, the Company recognized a total of $281 million in net special charges, including:

•	$223 million net special operating charges, which principally included $168 million of mainline and regional merger integration expenses and an $81 million charge to revise prior estimates of certain aircraft residual values. These charges were offset, in part, by a net $40 million credit for bankruptcy related items consisting of fair value adjustments for bankruptcy settlement obligations

•	$50 million of nonoperating items, primarily due to early debt extinguishment costs related to American’s 7.5 percent senior secured notes and other debt

•	$8 million in non-cash deferred income tax provision related to certain indefinite-lived intangible assets

Conference Call / Webcast Details

The Company will conduct a live audio webcast of its earnings call today at 12:30 p.m. CDT, which will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through November 24.

American Airlines Group Reports Third Quarter Results

October 23, 2014

Investor Guidance

Investor guidance will be available at aa.com/investorrelations immediately following the 12:30 p.m. CDT conference call. The company will provide guidance on a combined basis related to pretax margin, cost per available seat mile (CASM) excluding special items and fuel, fuel prices, other revenues and estimated interest expense/income on the Presentations/Updates section of its Investor Relations website. This update will also include capacity guidance, fleet plans and estimated capital spending for the remainder of 2014.

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with wholly owned and third-party regional carriers operating as American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to 339 destinations in 54 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. The American Airlines AAdvantage and US Airways Dividend Miles programs allow members to earn miles for travel, vacation packages, car rentals, hotel stays and everyday purchases. Members of both programs can redeem miles for tickets as well as upgrades to First Class and Business Class. In addition, AAdvantage members can redeem miles for vacation packages, car rentals, hotel stays and retail products. American is a founding member of the oneworld alliance, whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines and follow US Airways on Twitter @USAirways.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the current objectives, beliefs and expectations of the Company, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with

American Airlines Group Reports Third Quarter Results

October 23, 2014

US Airways Group, Inc.; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the limitations of the Company’s historical consolidated financial information, which is not directly comparable to its financial information for prior or future periods; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation to which the airline industry is subject; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of

American Airlines Group Reports Third Quarter Results

October 23, 2014

several lawsuits that were filed in connection with the merger transaction with US Airways Group, Inc. and remain pending; an inability to use NOL carryforwards; any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Certificate of Incorporation and Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s quarterly report on Form 10-Q for the period ending September 30, 2014 (especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections) and other risks and uncertainties listed from time to time in our filings with the SEC. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

American Airlines Group Reports Third Quarter Results

October 23, 2014

American Airlines Group Inc. (Formerly AMR Corporation)

GAAP Results - Consolidated Statements of Operations

Reflects AAG Standalone Results for Period Prior to Merger Close

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended September 30,		Percent	9 Months Ended September 30,		Percent
	2014	2013	Change	2014	2013	Change
		(A)			(A)
Operating revenues:
Mainline passenger	$8,093	$5,253	54.1	$23,564	$14,755	59.7
Regional passenger	1,665	766	nm	4,779	2,197	nm
Cargo	215	164	30.8	643	489	31.4
Other	1,166	645	81.2	3,504	1,934	81.3

Total operating revenues	11,139	6,828	63.1	32,490	19,375	67.7

Operating expenses:
Aircraft fuel and related taxes	2,829	1,950	45.0	8,370	5,764	45.2
Salaries, wages and benefits	2,137	1,380	54.8	6,419	3,931	63.3
Regional expenses:
Fuel	538	270	99.4	1,573	795	97.9
Other	1,130	515	nm	3,346	1,539	nm
Maintenance, materials and repairs	529	289	82.9	1,528	932	63.9
Other rent and landing fees	431	279	54.1	1,297	851	52.4
Aircraft rent	306	192	59.3	937	538	74.2
Selling expenses	393	294	33.7	1,196	857	39.6
Depreciation and amortization	334	204	63.8	960	615	56.1
Special items, net	221	15	nm	335	98	nm
Other	1,031	739	39.5	3,140	2,171	44.6

Total operating expenses	9,879	6,127	61.2	29,101	18,091	60.9

Operating income	1,260	701	79.9	3,389	1,284	nm

Nonoperating income (expense):
Interest income	7	5	43.2	22	14	56.9
Interest expense, net	(210)	(226)	(7.4)	(667)	(642)	3.9
Other, net	(108)	(40)	nm	(99)	(76)	30.2

Total nonoperating expense, net	(311)	(261)	18.9	(744)	(704)	5.7

Income before reorganization items, net	949	440	nm	2,645	580	nm
Reorganization items, net	—	(151)	(100.0)	—	(435)	(100.0)

Income before income taxes	949	289	nm	2,645	145	nm

Income tax provision (benefit)	7	—	nm	360	(22)	nm

Net income	$942	$289	nm	$2,285	$167	nm

Earnings per common share (B):
Basic	$1.31	$1.16		$3.17	$0.67

Diluted	$1.28	$1.02		$3.10	$0.65

Weighted average shares outstanding (in thousands) (B):
Basic	719,067	249,719		721,213	249,599

Diluted	735,196	289,036		737,100	288,339

Note: Percent change may not recalculate due to rounding.

(A) American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013 (the “effective date”), US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Therefore, the results for the three and nine months ended September 30, 2013 do not include the results for US Airways Group. This impacts the comparability of AAG’s financial statements under GAAP to the 2014 period. Refer to the AAG combined financial statements for an alternative, non-GAAP presentation.

(B) Pursuant to the Company’s Fourth Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) and Merger Agreement, holders of AMR common stock formerly traded under the symbol “AAMRQ” received shares of AAG common stock principally over the 120-day distribution period following the effective date. In accordance with GAAP, the 2013 third quarter and nine month period weighted average shares and earnings per share calculation have been adjusted to retrospectively reflect these distributions which were made at the rate of approximately 0.7441 shares of AAG common stock per share of AAMRQ. Former holders of AAMRQ shares as of the effective date may in the future receive additional distributions of AAG common stock dependent upon the ultimate distribution of shares of AAG common stock to holders of disputed claims. Thus, the shares and related earnings per share calculation prior to the effective date may change in the future to reflect additional retrospective adjustments for future AAG common stock distributions to former holders of AAMRQ shares.

American Airlines Group Reports Third Quarter Results

October 23, 2014

American Airlines Group Inc. (Formerly AMR Corporation)

Non-GAAP Combined Consolidated Statements of Operations

Reflects Combined Consolidated Results for AAG and US Airways Group, Inc.

(In millions, except share and per share amounts)

(Unaudited)

		3 Months Ended September 30, 2013
	3 Months Ended September 30, 2014	American Airlines Group	US Airways Group	Combined	Percent Change
	(A)			(B)	(C)
Operating revenues:
Mainline passenger	$8,093	$5,253	$2,594	$7,847	3.1
Regional passenger	1,665	766	864	1,630	2.1
Cargo	215	164	37	201	7.0
Other	1,166	645	345	990	18.0

Total operating revenues	11,139	6,828	3,840	10,668	4.4

Operating expenses:
Aircraft fuel and related taxes	2,829	1,950	915	2,865	(1.3)
Salaries, wages and benefits	2,137	1,380	658	2,038	4.8
Regional expenses:
Fuel	538	270	265	535	0.6
Other	1,130	515	549	1,064	6.3
Maintenance, materials and repairs	529	289	180	469	12.8
Other rent and landing fees	431	279	155	434	(0.8)
Aircraft rent	306	192	150	342	(10.7)
Selling expenses	393	294	128	422	(6.9)
Depreciation and amortization	334	204	77	281	18.9
Special items, net	221	15	40	55	nm
Other	1,031	739	296	1,035	(0.3)

Total operating expenses	9,879	6,127	3,413	9,540	3.5

Operating income	1,260	701	427	1,128	11.8

Nonoperating income (expense):
Interest income	7	5	—	5	31.0
Interest expense, net	(210)	(226)	(88)	(314)	(33.5)
Other, net	(108)	(40)	(3)	(43)	nm

Total nonoperating expense, net	(311)	(261)	(91)	(352)	(11.8)

Income before reorganization items, net	949	440	336	776	22.5
Reorganization items, net	—	(151)	—	(151)	(100.0)

Income before income taxes	949	289	336	625	52.1

Income tax provision	7	—	120	120	(93.8)

Net income	$942	$289	$216	$505	86.7

Note: Percent change may not recalculate due to rounding.

(A) Reflects GAAP financial results for American Airlines Group Inc. American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013 (the “effective date”), US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Therefore, the results for the three months ended September 30, 2014 include the results for US Airways Group.

(B) Under GAAP, AAG does not include in its financial results the results of US Airways Group prior to closing of the merger. This impacts the comparability of AAG’s financial statements under GAAP to the 2014 period. This table presents the third quarter results for 2013 on a “combined basis.” Combined basis means the Company combines the financial results of AAG on a stand alone basis with the results of US Airways Group. Management believes this presentation provides a more meaningful quarter over quarter comparison. Please see GAAP to non-GAAP reconciliations.

(C) Percent change is a comparison of the combined results.

American Airlines Group Reports Third Quarter Results

October 23, 2014

American Airlines Group Inc. (Formerly AMR Corporation)

Non-GAAP Combined Consolidated Statements of Operations

Reflects Combined Consolidated Results for AAG and US Airways Group, Inc.

(In millions, except share and per share amounts)

(Unaudited)

		9 Months Ended September 30, 2013
	9 Months Ended September 30, 2014	American Airlines Group	US Airways Group	Combined	Percent Change
	(A)			(B)	(C)
Operating revenues:
Mainline passenger	$23,564	$14,755	$7,351	$22,106	6.6
Regional passenger	4,779	2,197	2,515	4,712	1.4
Cargo	643	489	113	602	6.7
Other	3,504	1,934	1,081	3,015	16.3

Total operating revenues	32,490	19,375	11,060	30,435	6.7

Operating expenses:
Aircraft fuel and related taxes	8,370	5,764	2,648	8,412	(0.5)
Salaries, wages and benefits	6,419	3,931	1,952	5,883	9.1
Regional expenses:
Fuel	1,573	795	796	1,591	(1.2)
Other	3,346	1,539	1,671	3,210	4.3
Maintenance, materials and repairs	1,528	932	544	1,476	3.5
Other rent and landing fees	1,297	851	438	1,289	0.6
Aircraft rent	937	538	457	995	(5.8)
Selling expenses	1,196	857	364	1,221	(2.0)
Depreciation and amortization	960	615	221	836	14.9
Special items, net	335	98	103	201	66.9
Other	3,140	2,171	859	3,030	3.6

Total operating expenses	29,101	18,091	10,053	28,144	3.4

Operating income	3,389	1,284	1,007	2,291	47.9

Nonoperating income (expense):
Interest income	22	14	2	16	41.9
Interest expense, net	(667)	(642)	(263)	(905)	(26.3)
Other, net	(99)	(76)	(12)	(88)	13.1

Total nonoperating expense, net	(744)	(704)	(273)	(977)	(23.8)

Income before reorganization items, net	2,645	580	734	1,314	nm
Reorganization items, net	—	(435)	—	(435)	(100.0)

Income before income taxes	2,645	145	734	879	nm

Income tax provision (benefit)	360	(22)	187	165	nm

Net income	$2,285	$167	$547	$714	nm

Note: Percent change may not recalculate due to rounding.

(A) Reflects GAAP financial results for American Airlines Group Inc. American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013 (the “effective date”), US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Therefore, the results for the nine months ended September 30, 2014 include the results for US Airways Group.

(B) Under GAAP, AAG does not include in its financial results the results of US Airways Group prior to closing of the merger. This impacts the comparability of AAG’s financial statements under GAAP to the 2014 period. This table presents the 2013 nine month period results on a “combined basis.” Combined basis means the Company combines the financial results of AAG on a stand alone basis with the results of US Airways Group. Management believes this presentation provides a more meaningful period over period comparison. Please see GAAP to non-GAAP reconciliations.

(C) Percent change is a comparison of the combined results.

American Airlines Group Reports Third Quarter Results

October 23, 2014

American Airlines Group, Inc.

Combined Operating Statistics

(Unaudited)

	3 Months Ended September 30,				9 Months Ended September 30,
	2014	2013	Change		2014	2013	Change
		(A)				(A)
Mainline
Revenue passenger miles (millions)	51,895	51,887	—%		149,129	147,136	1.4%
Available seat miles (ASM) (millions)	61,851	60,595	2.1%		179,682	174,864	2.8%
Passenger load factor (percent)	83.9	85.6	(1.7	)pts	83.0	84.1	(1.1	)pts
Yield (cents)	15.60	15.13	3.1%		15.80	15.02	5.2%
Passenger revenue per ASM (cents)	13.08	12.95	1.0%		13.11	12.64	3.7%

Passenger enplanements (thousands)	37,516	37,089	1.2%		110,270	108,509	1.6%
Departures (thousands)	291	291	—%		862	859	0.3%
Aircraft at end of period	978	986	(0.8)%		978	986	(0.8)%

Block hours (thousands)	901	885	1.9%		2,656	2,608	1.8%
Average stage length (miles)	1,229	1,210	1.6%		1,211	1,192	1.6%
Fuel consumption (gallons in millions)	952	947	0.6%		2,763	2,726	1.4%
Average aircraft fuel price including related taxes (dollars per gallon)	2.97	3.03	(1.9)%		3.03	3.09	(1.8)%
Full-time equivalent employees at end of period	93,424	91,564	2.0%		93,424	91,564	2.0%

Operating cost per ASM (cents)	13.28	13.11	1.3%		13.46	13.35	0.8%
Operating cost per ASM excluding special items (cents)	12.92	13.02	(0.8)%		13.27	13.23	0.3%
Operating cost per ASM excluding special items and fuel (cents)	8.35	8.29	0.7%		8.61	8.42	2.3%

Regional (B)
Revenue passenger miles (millions)	5,755	5,562	3.5%		16,601	16,148	2.8%
Available seat miles (millions)	7,269	7,198	1.0%		20,922	21,093	(0.8)%
Passenger load factor (percent)	79.2	77.3	1.9	pts	79.3	76.6	2.7	pts
Yield (cents)	28.93	29.32	(1.3)%		28.79	29.18	(1.4)%
Passenger revenue per ASM (cents)	22.90	22.65	1.1%		22.84	22.34	2.2%

Passenger enplanements (thousands)	13,483	12,897	4.5%		38,745	37,522	3.3%
Aircraft at end of period	557	554	0.5%		557	554	0.5%
Fuel consumption (gallons in millions)	178	177	0.7%		514	517	(0.7)%
Average aircraft fuel price including related taxes (dollars per gallon)	3.02	3.02	—%		3.06	3.08	(0.5)%
Full-time equivalent employees at end of period (C)	18,428	17,883	3.0%		18,428	17,883	3.0%

Operating cost per ASM (cents)	22.94	22.20	3.3%		23.51	22.76	3.3%
Operating cost per ASM excluding special items (cents)	22.92	22.39	2.4%		23.48	22.81	2.9%
Operating cost per ASM excluding special items and fuel (cents)	15.52	14.97	3.7%		15.96	15.26	4.6%

Total Mainline & Regional
Revenue passenger miles (millions)	57,650	57,449	0.3%		165,730	163,284	1.5%
Available seat miles (millions)	69,120	67,793	2.0%		200,604	195,957	2.4%
Cargo ton miles (millions)	566	542	4.5%		1,721	1,601	7.5%
Passenger load factor (percent)	83.4	84.7	(1.3	)pts	82.6	83.3	(0.7	)pts
Yield (cents)	16.93	16.50	2.6%		17.10	16.42	4.1%
Passenger revenue per ASM (cents)	14.12	13.98	1.0%		14.13	13.69	3.2%
Total revenue per ASM (cents)	16.12	15.74	2.4%		16.20	15.53	4.3%
Cargo yield per ton mile (cents)	37.98	37.09	2.4%		37.34	37.61	(0.7)%

Passenger enplanements (thousands)	50,999	49,986	2.0%		149,015	146,031	2.0%
Aircraft at end of period	1,535	1,540	(0.3)%		1,535	1,540	(0.3)%
Fuel consumption (gallons in millions)	1,130	1,124	0.6%		3,277	3,243	1.0%
Average aircraft fuel price including related taxes (dollars per gallon)	2.98	3.03	(1.6)%		3.03	3.08	(1.6)%
Full-time equivalent employees at end of period (C)	111,852	109,447	2.2%		111,852	109,447	2.2%

Operating cost per ASM (cents)	14.29	14.07	1.6%		14.51	14.36	1.0%
Operating cost per ASM excluding special items (cents)	13.97	14.01	(0.3)%		14.34	14.26	0.5%
Operating cost per ASM excluding special items and fuel (cents)	9.10	9.00	1.1%		9.38	9.16	2.4%

(A) Represents the combined historical operating statistics of American and US Airways.

(B) Regional includes wholly owned regional airline subsidiaries and operating results from capacity purchase carriers.

(C) Regional full-time equivalent employees only include our wholly owned regional airline subsidiaries.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Third Quarter Results

October 23, 2014

American Airlines Group, Inc.

Combined Mainline Revenue Statistics by Regional Entity

(Unaudited)

	3 Months Ended September 30,				9 Months Ended September 30,
	2014	2013	Change		2014	2013	Change
		(A)				(A)
Domestic
Revenue passenger miles (millions)	32,433	32,123	1.0%		95,326	93,879	1.5%
Available seat miles (ASM) (millions)	37,619	37,344	0.7%		111,075	109,897	1.1%
Passenger load factor (percent)	86.2	86.0	0.2	pts	85.8	85.4	0.4	pts
Yield (cents)	15.70	14.88	5.5%		15.89	14.87	6.9%
Passenger revenue per ASM (cents)	13.53	12.80	5.7%		13.64	12.71	7.3%

Latin America
Revenue passenger miles (millions)	7,839	8,028	(2.3)%		24,617	24,302	1.3%
Available seat miles (ASM) (millions)	9,819	9,721	1.0%		31,839	30,121	5.7%
Passenger load factor (percent)	79.8	82.6	(2.8	)pts	77.3	80.7	(3.4	)pts
Yield (cents)	15.84	17.36	(8.7)%		16.85	17.03	(1.0)%
Passenger revenue per ASM (cents)	12.65	14.33	(11.7)%		13.03	13.74	(5.1)%

Atlantic
Revenue passenger miles (millions)	9,192	9,539	(3.6)%		23,060	22,935	0.5%
Available seat miles (ASM) (millions)	11,429	10,922	4.6%		29,340	27,577	6.4%
Passenger load factor (percent)	80.4	87.3	(6.9	)pts	78.6	83.2	(4.6	)pts
Yield (cents)	15.65	14.75	6.1%		15.08	14.34	5.2%
Passenger revenue per ASM (cents)	12.59	12.88	(2.3)%		11.85	11.93	(0.6)%

Pacific
Revenue passenger miles (millions)	2,431	2,196	10.7%		6,127	6,020	1.8%
Available seat miles (ASM) (millions)	2,985	2,609	14.4%		7,427	7,269	2.2%
Passenger load factor (percent)	81.4	84.2	(2.8	)pts	82.5	82.8	(0.3	)pts
Yield (cents)	13.26	12.21	8.6%		12.86	11.91	8.0%
Passenger revenue per ASM (cents)	10.80	10.28	5.0%		10.61	9.87	7.5%

Total International
Revenue passenger miles (millions)	19,462	19,763	(1.5)%		53,804	53,257	1.0%
Available seat miles (ASM) (millions)	24,233	23,252	4.2%		68,606	64,967	5.6%
Passenger load factor (percent)	80.3	85.0	(4.7	)pts	78.4	82.0	(3.6	)pts
Yield (cents)	15.43	15.52	(0.6)%		15.64	15.29	2.3%
Passenger revenue per ASM (cents)	12.39	13.20	(6.1)%		12.26	12.53	(2.2)%

(A) Represents the combined historical mainline revenue statistics by regional entity of American and US Airways.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Third Quarter Results

October 23, 2014

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and regional CASM excluding fuel is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and regional CASM excluding special items and fuel to evaluate the Company’s operating performance.

American Airlines Group Inc. Combined (1)

	3 Months Ended September 30,		% Change	9 Months Ended September 30,		% Change
	2014	2013		2014	2013
Reconciliation of Income Before Income Taxes Excluding Special Items	(In millions, except per share amounts)			(In millions)
Income before income taxes as reported	$949	$625		$2,645	$879
Special items:
Special items, net (2)	221	55		335	201
Regional operating special items, net (3)	2	(14)		7	(9)
Nonoperating special items, net (4)	50	80		101	197
Reorganization items, net (5)	—	151		—	435

Income before income taxes as adjusted for special items	$1,222	$897	36%	$3,088	$1,703	81%

	3 Months Ended September 30,			9 Months Ended September 30,
Calculation of Pre-Tax Margin Excluding Special Items	2014	2013		2014	2013
Income before income taxes as adjusted for special items	$1,222	$897		$3,088	$1,703
Total operating revenues	$11,139	$10,668		$32,490	$30,435
Pre-tax margin excluding special items	11.0%	8.4%		9.5%	5.6%

	3 Months Ended September 30,		% Change	9 Months Ended September 30,		% Change
Reconciliation of Net Income Excluding Special Items	2014	2013		2014	2013
Net income as reported	$942	$505		$2,285	$714
Special items:
Special items, net (2)	221	55		335	201
Regional operating special items, net (3)	2	(14)		7	(9)
Nonoperating special items, net (4)	50	80		101	197
Reorganization items, net (5)	—	151		—	435
Non-cash income tax provision (6)	8	—		352	—
Net tax effect of special items	—	(6)		—	(25)

Net income as adjusted for special items	$1,223	$771	59%	$3,080	$1,513	104%

Reconciliation of Basic and Diluted Earnings Per Share As Adjusted for Special Items	3 Months Ended September 30, 2014
Net income as adjusted for special items	$1,223
Shares used for computation (in thousands):
Basic	719,067

Diluted	735,196

Earnings per share as adjusted for special items:
Basic	$1.70

Diluted	$1.66

	3 Months Ended September 30,		% Change	9 Months Ended September 30,		% Change
Reconciliation of Operating Income Excluding Special Items	2014	2013		2014	2013
Operating income as reported	$1,260	$1,128		$3,389	$2,291

Special items:
Special items, net (2)	221	55		335	201
Regional operating special items, net (3)	2	(14)		7	(9)

Operating income as adjusted for special items	$1,483	$1,169	27%	$3,731	$2,483	50%

American Airlines Group Reports Third Quarter Results

October 23, 2014

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Mainline only	3 Months Ended September 30,		9 Months Ended September 30,
	2014	2013	2014	2013
Total operating expenses	$9,879	$9,540	$29,101	$28,144
Less regional expenses:
Fuel	(538)	(535)	(1,573)	(1,591)
Other	(1,130)	(1,064)	(3,346)	(3,210)

Total mainline operating expenses	8,211	7,941	24,182	23,343

Special items, net (2)	(221)	(55)	(335)	(201)

Mainline operating expenses, excluding special items	7,990	7,886	23,847	23,142

Aircraft fuel and related taxes	(2,829)	(2,865)	(8,370)	(8,412)

Mainline operating expenses, excluding special items and fuel	5,161	5,021	15,477	14,730

(In cents)
Mainline operating expenses per ASM	$13.28	$13.11	$13.46	$13.35

Special items, net per ASM (2)	(0.36)	(0.09)	(0.19)	(0.11)

Mainline operating expenses per ASM, excluding special items	12.92	13.02	13.27	13.23

Aircraft fuel and related taxes per ASM	(4.57)	(4.73)	(4.66)	(4.81)

Mainline operating expenses per ASM, excluding special items and fuel	$8.35	$8.29	$8.61	$8.42

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Regional only	3 Months Ended September 30,		9 Months Ended September 30,
	2014	2013	2014	2013
Total regional operating expenses	$1,668	$1,599	$4,919	$4,801

Regional operating special items, net (3)	(2)	14	(7)	9

Regional operating expenses, excluding special items	1,666	1,613	4,912	4,810

Aircraft fuel and related taxes	(538)	(535)	(1,573)	(1,591)

Regional operating expenses, excluding special items and fuel	$1,128	$1,078	$3,339	$3,219

(In cents)
Regional operating expenses per ASM	$22.94	$22.20	$23.51	$22.76

Regional operating special items, net per ASM (3)	(0.02)	0.19	(0.03)	0.04

Regional operating expenses per ASM, excluding special items	22.92	22.39	23.48	22.81

Aircraft fuel and related taxes per ASM	(7.40)	(7.42)	(7.52)	(7.54)

Regional operating expenses per ASM, excluding special items and fuel	$15.52	$14.97	$15.96	$15.26

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Third Quarter Results

October 23, 2014

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Total Mainline and Regional	3 Months Ended September 30,		9 Months Ended September 30,
	2014	2013	2014	2013
Total operating expenses	$9,879	$9,540	$29,101	$28,144

Special items:
Special items, net (2)	(221)	(55)	(335)	(201)
Regional operating special items, net (3)	(2)	14	(7)	9

Total operating expenses, excluding special items	9,656	9,499	28,759	27,952

Fuel:
Aircraft fuel and related taxes - mainline	(2,829)	(2,865)	(8,370)	(8,412)
Aircraft fuel and related taxes - regional	(538)	(535)	(1,573)	(1,591)

Total operating expenses, excluding special items and fuel	6,289	6,099	18,816	17,949

(In cents)
Total operating expenses per ASM	$14.29	$14.07	$14.51	$14.36

Special items per ASM:
Special items, net (2)	(0.32)	(0.08)	(0.17)	(0.10)
Regional operating special items, net (3)	—	0.02	—	—

Total operating expenses per ASM, excluding special items	13.97	14.01	14.34	14.26

Fuel per ASM:
Aircraft fuel and related taxes - mainline	(4.09)	(4.23)	(4.17)	(4.29)
Aircraft fuel and related taxes - regional	(0.78)	(0.79)	(0.78)	(0.81)

Total operating expenses per ASM, excluding special items and fuel	$9.10	$9.00	$9.38	$9.16

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1)	As noted on the American Airlines Group Combined non-GAAP income statement, these tables present the 2013 third quarter and nine month periods’ results on a “combined basis.” Combined basis means the Company combines the financial results of American Airlines Group on a stand alone basis with the results of US Airways Group for periods prior to closing of the merger. Management believes this presentation provides a more meaningful period over period comparison.

(2)	The 2014 third quarter mainline operating special items totaled a net charge of $221 million, which principally included $166 million of merger integration expenses related to information technology, alignment of labor union contracts, professional fees, severance and retention, share-based compensation expense, re-branding of aircraft and airport facilities, relocation and training as well as $99 million in other charges, including an $81 million charge to revise prior estimates of certain aircraft residual values, and other asset impairments. These charges were offset in part by a net $40 million credit for bankruptcy related items primarily consisting of fair value adjustments for bankruptcy settlement obligations. The 2014 nine month period mainline operating special items totaled a net charge of $335 million, which principally included $530 million of merger integration expenses as described above, $99 million in other charges, including an $81 million charge to revise prior estimates of certain aircraft residual values, and other asset impairments, as well as $46 million in charges primarily relating to the buyout of certain aircraft leases. These charges were offset in part by a $309 million gain on the sale of slots at Ronald Reagan Washington National Airport and a net $35 million credit for bankruptcy related items as described above.

The 2013 third quarter mainline special items primarily consisted of merger related expenses. The 2013 nine month period mainline special items totaled a net charge of $201 million, which included $158 million in merger related expenses and a $43 million charge for workers’ compensation claims.

(3)	The 2014 third quarter and nine month period regional operating special items primarily consisted of merger related expenses. The 2013 third quarter and nine month period regional operating special items primarily consisted of a credit due to a favorable arbitration ruling related to a vendor contract.

(4)	The 2014 third quarter nonoperating special items totaled a net charge of $50 million, which was primarily due to early debt extinguishment costs related to the prepayment of 7.50% senior secured notes and other indebtedness. The 2014 nine month period nonoperating special items totaled a net charge of $101 million, which primarily included $54 million of early debt extinguishment costs as described above and $33 million of non-cash interest accretion on the bankruptcy settlement obligations.

The 2013 third quarter nonoperating special items totaled a net charge of $80 million, which principally related to debt extinguishment costs incurred in connection with the repayment of existing high-interest aircraft financings. The 2013 nine month period nonoperating special items totaled a net charge of $197 million, which principally included interest charges of $116 million to recognize post-petition interest expense on unsecured obligations pursuant to the Company’s Fourth Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) and $111 million in charges primarily related to debt extinguishment costs as described above and in connection with conversions of the 7.25% convertible senior notes. These charges were offset in part by a $30 million credit in connection with an award received in an arbitration related to previous investments in auction rate securities.

(5)	In the 2013 third quarter and nine month periods, the Company recognized reorganization expenses as a result of the filing of voluntary petitions for relief under Chapter 11. These amounts consisted primarily of estimated allowed claim amounts and professional fees.

(6)	During the 2014 third quarter, the Company recorded a special $8 million non-cash deferred income tax provision related to certain indefinite-lived intangible assets. During the 2014 nine month period, the Company sold its portfolio of fuel hedging contracts that were scheduled to settle on or after June 30, 2014. In connection with this sale, the Company recorded a special non-cash tax provision of $330 million in the second quarter of 2014 that reversed the non-cash tax provision which was recorded in Other Comprehensive Income (“OCI”), a subset of stockholders’ equity, principally in 2009. This provision represents the tax effect associated with gains recorded in OCI principally in 2009 due to a net increase in the fair value of the Company’s fuel hedging contracts. In accordance with Generally Accepted Accounting Principles, the Company retained the $330 million tax provision in OCI until the last contract was settled or terminated. In addition, the 2014 nine month period included a special $22 million non-cash deferred income tax provision related to certain indefinite-lived intangible assets.

American Airlines Group Reports Third Quarter Results

October 23, 2014

American Airlines Group Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2014	December 31, 2013
Assets

Current assets
Cash	$1,178	$1,140
Short-term investments	6,721	8,111
Restricted cash and short-term investments	875	1,035
Accounts receivable, net	1,961	1,560
Aircraft fuel, spare parts and supplies, net	1,182	1,012
Prepaid expenses and other	1,533	1,465

Total current assets	13,450	14,323

Operating property and equipment
Flight equipment	27,212	23,730
Ground property and equipment	5,812	5,585
Equipment purchase deposits	1,172	1,077

Total property and equipment, at cost	34,196	30,392
Less accumulated depreciation and amortization	(12,033)	(11,133)

Total property and equipment, net	22,163	19,259

Other assets
Goodwill	4,089	4,086
Intangibles, net	2,305	2,311
Other assets	2,166	2,299

Total other assets	8,560	8,696

Total assets	$44,173	$42,278

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Current maturities of long-term debt and capital leases	$1,439	$1,446
Accounts payable	1,498	1,368
Accrued salaries and wages	1,054	1,143
Air traffic liability	4,952	4,380
Frequent flyer liability	2,871	3,005
Other accrued liabilities	2,074	2,464

Total current liabilities	13,888	13,806

Noncurrent liabilities
Long-term debt and capital leases, net of current maturities	15,651	15,353
Pension and postretirement benefits	4,964	5,828
Deferred gains and credits, net	871	935
Mandatorily convertible preferred stock and other bankruptcy settlement obligations	239	5,928
Other liabilities	3,589	3,159

Total noncurrent liabilities	25,314	31,203

Stockholders’ equity (deficit)
Common stock	7	5
Additional paid-in capital	15,943	10,592
Accumulated other comprehensive loss	(1,893)	(2,032)
Accumulated deficit	(9,086)	(11,296)

Total stockholders’ equity (deficit)	4,971	(2,731)

Total liabilities and stockholders’ equity (deficit)	$44,173	$42,278